Exhibit 4.16

FIRST AMENDMENT TO

MORTGAGE,

DEED OF TRUST,

COLLATERAL ASSIGNMENT,

SECURITY AGREEMENT

AND

FINANCING STATEMENT

BY AND BETWEEN

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

AND

W&T OFFSHORE, INC.

AND

W. REID LEA, AS TRUSTEE FOR THE BENEFIT OF

W&T OFFSHORE, INC.

i

STATE OF TEXAS        §

COUNTY OF HARRIS  §

BE IT KNOWN that on the dates set forth below, but effective as of November 23, 2010, before us, the undersigned Notaries Public duly commissioned and qualified, personally came and appeared:

BLACK ELK ENERGY OFFSHORE OPERATIONS LLC, a Texas limited liability company (“BEEOO”), whose federal tax identification number is XX-XXX9404, and whose mailing address is 11451 Katy Freeway, Suite 500, Houston, Texas 77079, represented herein by James F. Hagemeier, its Vice President and Manager, duly authorized by resolution of its Board of Managers, a certified copy of which is annexed hereto as Schedule 1; and

W&T OFFSHORE, INC., a Texas corporation, (“W&T”), whose mailing address is Nine Greenway Plaza, Suite 300, Houston, Texas 77046 appearing herein through its undersigned representative, duly authorized hereunto;

who being duly sworn declared that they do amend that certain Mortgage, Deed of Trust, Collateral Assignment and Security Agreement dated as of October 29, 2009 executed by BEEOO in favor of W&T and recorded as set forth on Schedule 2 hereto (the “Mortgage”) on the terms and conditions set forth in this First Amendment to Mortgage, Deed of Trust, Collateral Assignment and Security Agreement (this “Amendment”).

R E C I T A L S:

A. BEEOO and W&T are parties to a certain purchase and sale agreement (as amended, supplemented or restated from time to time, the “Purchase and Sale Agreement”) dated effective as of August 1, 2009. Pursuant to the Purchase and Sale Agreement, BEEOO executed the Mortgage in favor of W&T

B. BEEOO has requested that W&T consent to certain amendments to, and partial releases of, the Mortgage and W&T has agreed, subject to the terms of this Amendment, a Second Amendment to Purchase and Sale Agreement dated even date herewith (the “Second Amendment”), one or more Partial Releases of Mortgage, one or more UCC Financing Statement Amendments, and other documents and instruments to be executed in connection with the Second Amendment.

C. Since the execution of the Mortgage, certain Mineral Properties have terminated, expired, or have been relinquished, as set forth below.

ARTICLE 1. General Terms

Section 1.1 Definitions.

As used in this Amendment, the terms “BEEOO,” “Mortgage,” “Purchase and Sale Agreement” “Second Amendment,” and “W&T” shall have the meanings indicated above.

1

Terms defined in the Mortgage are used herein as therein defined, unless otherwise defined herein. As used in this Amendment, the following additional terms shall have the meanings indicated:

“Non-Operated Mineral Properties” means the Mineral Properties listed in Part 1 of Exhibit A attached hereto.

“Operated Mineral Properties” means the Mineral Properties listed in Part 2 of Exhibit A attached hereto.

“Senior Secured Notes” means the 13.75% Senior Secured Notes due 2015 issued by BEEOO and Black Elk Energy Finance Corp. pursuant to that certain Indenture dated as of November 23, 2010, as amended, supplemented or otherwise modified from time to time, among BEEOO, Black Elk Energy Finance Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

“Terminated Mineral Properties” means the Mineral Properties listed in Part 3 of Exhibit A attached hereto.

ARTICLE 2. Amendments and Partial Release

Section 2.1 Partial Release.

Contemporaneously herewith, W&T shall execute a partial release of the Mortgage in order to release from the effect of the Mortgage the Operated Mineral Properties, together with all Collateral located thereon, related thereto, or produced therefrom.

Section 2.2 Amendment to Section 6.1 of the Mortgage.

BEEOO and W&T hereby amend and restate Section 6.1 of the Mortgage to read in its entirety as follows:

This Mortgage is subject and subordinate to any mortgages, security agreements, and/or assignments of production now or hereafter granted in favor of (i) PPVA Black Elk (Cayman), Ltd., as agent for BEEOO’s first lien secured lenders, including any successors or assigns thereto (“Creditor”), and/or any present or future hedge counterparty (a “Hedge Counterparty”) (collectively, a “First Mortgage”), and (ii) The Bank of New York Mellon Trust Company, N.A., Trustee and Collateral Agent, including any successors or assigns thereto (the “Trustee”), as provided for in the indenture to the Senior Secured Notes, for benefit of the second priority secured parties, including the holders of the Senior Secured Notes and their respective successors and assigns, in each case, as the same may be amended, modified, restated, or replaced from time to time, subject to the provisions of the Purchase and Sale Agreement, as amended from time to time, and to one or more intercreditor agreements now or hereafter executed regarding the foregoing.

2

Section 2.3 Intercreditor Agreement.

Notwithstanding anything herein to the contrary, the lien and security interest granted to W&T pursuant to the Mortgage and the exercise of any right or remedy by W&T hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 23, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”), among PPVA Black Elk (Cayman) Ltd., as Facility/Swap Agent, The Bank of New York Mellon Trust Company, N.A., as Notes Trustee (and together with the Facility/Swap Agent, the “Senior Agents”), W&T Offshore, Inc. as the Junior Creditor, Black Elk Energy Offshore Operations, LLC, Black Elk Energy Finance Corp., and other persons party or that may become party thereto from time to time. If there is a conflict between the terms of the Intercreditor Agreement and the Mortgage, the terms of the Intercreditor Agreement will control.

ARTICLE 3. Miscellaneous

Section 3.1 Notices.

Any notice or demand which, by provision of the Mortgage, is required or permitted to be given or served to BEEOO, W&T or Trustee shall be deemed to have been sufficiently given and served for all purposes if made in accordance with the Purchase and Sale Agreement to the address stipulated in the Purchase and Sale Agreement, if to BEEOO or W&T, and the address stated in Section 2.1 of the Mortgage, if to Trustee.

Section 3.2 Successors and Assigns.

All covenants and agreements contained by or on behalf of BEEOO in the Mortgage shall bind its successors and assigns and shall inure to the benefit of W&T and its successors and assigns and Trustee and his successors and assigns, as the case may be.

Section 3.3 Governing Law.

This Amendment is made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana, except to the extent that the laws of another State, whether where the Mortgaged Properties are located or otherwise, shall be mandatorily applicable.

Section 3.4 Counterparts.

This Amendment may be executed in counterparts, and different parties may execute different counterparts, but all of which when taken together shall constitute a single Amendment.

3

THUS DONE AND PASSED on the      day of November, 2010, but effective as of the date first above written, in the presence of the undersigned witnesses who hereunto sign their names with BEEOO and me, Notary, after due reading of the whole.

WITNESSES:	BEEOO:
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
Printed Name:
	By:	/s/ James F. Hagemeier

Name: James F. Hagemeier
Title: Vice President and Manager
Printed Name

NOTARY PUBLIC:

State of T E X A S
Bar #/Notary#:
Notary Expires:

[SEAL]

Signature Page to First Amendment to Mortgage, Deed of Trust

THUS DONE AND PASSED on the      day of November, 2010, but effective as of the date first above written, in the presence of the undersigned witnesses who hereunto sign their names with W&T and me, Notary, after due reading of the whole.

WITNESSES:	W&T
W&T OFFSHORE, INC.
Printed Name:
	By:	/s/ Thomas F. Getten

Name: Thomas F. Getten
Title: Vice President
Printed Name

NOTARY PUBLIC:

State of T E X A S
Bar #/Notary#:
Notary Expires:

[SEAL]

Signature Page to First Amendment to Mortgage, Deed of Trust

Schedule 1

Resolution of Board of Managers

CERTIFICATE

I, John G. Hoffman, President and Chief Executive Officer and a Manager of Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the “Company”), do hereby certify that attached hereto is a true and correct copy of the resolutions duly adopted by the Managers of the Company pursuant to written consent dated as of November 18, 2010, which resolutions have not been further amended, modified or revoked, and are in full force and effect as of and on the date hereof.

IN WITNESS WHEREOF, I have hereunto set my name as of the 23rd day of November, 2010.

/s/ John G. Hoffman
John G. Hoffman, President and Chief Executive Officer and a Manager

Schedule 1

WRITTEN CONSENT OF THE MANAGERS OF

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

NOVEMBER 18, 2010

Pursuant to the provisions of Section 6.201 et al of the Texas Business Organizations Code (the “TBOC”) and the Second Amended and Restated Limited Liability Company Agreement dated as of July 13, 2009 as amended on August 19, 2010 and as of the date hereof, of BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company (the “Company”), the undersigned persons, being the majority of Managers of the Company, expressly including the Platinum Manager, sign this instrument, or a counterpart hereof, to evidence their consent to the resolutions set forth below, with the same force and effect as if such resolutions were adopted by the required vote at a duly called meeting of the managers.

High Yield Senior Notes Offering

NOW, THEREFORE, BE IT RESOLVED, that the Managers desire and deem it in the best interest of the Company for the Company, together with Black Elk Energy Finance Corp. (collectively, the “Issuers”), to offer and sell (the “Offering”) in a private placement pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), up to $150 million aggregate principal amount of senior secured debt securities (the “Notes”), to be issued under an Indenture (herein so called), and the Issuers’ obligations thereunder to be guaranteed by Black Elk Energy Land Operations, LLC; and

FURTHER RESOLVED, that the Offering is hereby authorized and approved in all respects; and

Placement Agents

FURTHER RESOLVED, that each of Global Hunter Securities, LLC and Knight Libertas LLC is hereby appointed and authorized to act as placement agent (collectively, the “Placement Agents”) for the Issuers to solicit offers from potential investors to purchase the Notes (the “Purchasers”) and to assist the Issuers in obtaining performance by each Purchaser whose offer to purchase Notes has been solicited by the Placement Agents and accepted by the Issuers; and

FURTHER RESOLVED, that any officer of the Company (each an “Authorized Officer” and collectively, the “Authorized Officers”) be, and each of them hereby is, authorized and directed to prepare or cause to be prepared, execute and deliver, for, in the name of, and on behalf of the Company, an agreement (the “Placement Agency Agreement”) confirming the Issuers’ agreement with the Placement Agents, in such form as may be approved by the Authorized Officer executing the same, which approval shall be conclusively evidenced by such Authorized Officer’s execution of such agreement, and each Authorized Officer is hereby authorized and empowered to perform the actions and transactions contemplated thereby for, in the name of and on behalf of the Company, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

Schedule 1

Pricing Committee

FURTHER RESOLVED, that John G. Hoffman and James Hagemeier shall constitute a pricing committee of the Managers of the Company (the “Pricing Committee”); and to facilitate the Offering, John G. Hoffman and James Hagemeier in their capacity as members of the Pricing Committee are hereby authorized to establish on behalf of the Issuers the amount and other terms on which such Notes may be offered and sold, including (i) the aggregate amount of Notes to be issued by the Issuers in the Offering, (ii) the initial offering price and the price at which the Notes will be sold to the purchasers, (iii) the term of the Notes, the coupon interest rate applicable thereto, the interest payments dates and the redemption dates, (iv) the final terms of the Indenture governing the Notes, (v) the final terms of the Purchase Agreement and (vi) such other matters relating to the Offering as the Pricing Committee shall deem appropriate, such action thereby to be conclusive evidence as to authority to act on behalf and in the name of the Issuers; and

FURTHER RESOLVED, that Company is hereby authorized to create, issue, offer and sell to the Purchasers the Notes having such terms as will be determined by the Pricing Committee; and

Offering Circular

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed for, in the name of, and on behalf of the Company to prepare or cause to be prepared, an offering circular relating to the Offering, along with all exhibits and documents or supplemental information relating thereto, and any necessary or advisable amendments or supplements, including a pricing term sheet containing the pricing terms and other information with respect to the Notes, all in such form as may be approved by the Authorized Officers, and that any such action heretofore taken in connection therewith be and hereby is approved, adopted, ratified and confirmed; and

Notes, Indenture & Trustee

FURTHER RESOLVED, that The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) is hereby appointed to act as trustee, settlement agent, and paying agent under the Indenture governing the Notes; and, in connection with such appointment, if such Trustee shall require certain resolutions to be adopted by the Managers to evidence the authority conferred upon it by these resolutions, the Authorized Officers of the Company be, and each of them individually hereby is, authorized in the name and on behalf of the Company, to prepare and certify the appropriate form of resolutions so required, and such resolutions shall thereupon be incorporated and adopted by reference herein to the same extent as if presented to and adopted by the Managers; and

Schedule 1

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is authorized and directed to prepare or cause to be prepared, execute and deliver, for, in the name of, and on behalf of the Company, global certificates representing the Notes, in such form as may be approved by the Authorized Officers executing the same, and the authority of such officer so to act to be conclusively evidenced by his execution thereof, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare or cause to be prepared, execute and deliver, for, in the name of, and on behalf of the Company, the Indenture, including the form of note included therein, and all exhibits and documents or supplemental information relating thereto, to be entered into with the Trustee, providing for the issuance of Notes and having such terms as the Pricing Committee shall by later resolution determine, which Indenture shall be in such form as may be approved by the Authorized Officer executing the same, which approval shall be conclusively evidenced by such Authorized Officer’s execution of such agreement, and each Authorized Officer is hereby authorized and empowered to perform the actions and transactions contemplated thereby for, in the name of and on behalf of the Company, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare or cause to be prepared, execute and deliver, for, in the name of, and on behalf of the Company, a settlement agreement and all exhibits and documents or supplemental information relating thereto (the “Settlement Agreement”), to be entered into with the Trustee in its capacity as settlement agent, in such form as may be approved by the Authorized Officer executing the same, which approval shall be conclusively evidenced by such Authorized Officer’s execution of such agreement, and each Authorized Officer is hereby authorized and empowered to perform the actions and transactions contemplated thereby for, in the name of and on behalf of the Company, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

Escrow Agent

FURTHER RESOLVED, that JPMorgan Chase Bank, N.A. is hereby appointed as escrow agent in connection with the closing of the Offering;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized on behalf of the Company to prepare or cause to be prepared, execute and deliver, for, in the name of, and on behalf of the Company, an escrow agreement and all exhibits and documents or supplemental information relating thereto (the “Escrow Agreement”), with the Escrow Agent, in such form as may be approved by the Authorized Officer executing the same, which approval shall be conclusively evidenced by such Authorized Officer’s execution of such agreement, and each Authorized Officer is hereby authorized and empowered to perform the actions and transactions contemplated thereby for, in the name of and on behalf of the Company, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

Schedule 1

Purchase Agreement

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare or cause to be prepared, execute and deliver, for, in the name of, and on behalf of the Company, an agreement (the “Purchase Agreement”) to be entered into with the Purchasers providing for the purchase of the Notes from the Company, in such form as may be approved by the Authorized Officer executing the same, which approval shall be conclusively evidenced by such Authorized Officer’s execution of such agreement, and each Authorized Officer is hereby authorized and empowered to perform the actions and transactions contemplated thereby for, in the name of and on behalf of the Company, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

Security Documents

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized on behalf of the Company to take any and all actions necessary to appoint a collateral agent (the “Collateral Agent”) and to negotiate the form, terms and provisions of one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, security deposit agreements, control agreements, and UCC-1 financing statements, and any other security documents, instruments or certificates granting to the Collateral Agent a security interest in substantially all or a portion of the Company’s assets (the “Security Documents”); and

FURTHER RESOLVED, that the Security Documents and any other mortgages or security agreements hereby authorized may contain confessions of judgments, consents to executor process, pacts de non aliendo, waivers of notice and appraisal, and other customary security clauses; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized on behalf of the Company to take any and all actions necessary to negotiate the form, terms and provisions of one or more intercreditor agreement and any other documents, instruments or certificates deemed necessary or appropriate or in furtherance of the transactions contemplated hereby (together with the other documents contemplated thereby, the “Intercreditor Agreements”); and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is authorized to execute and deliver on behalf of the Company the Security Documents and the Intercreditor Agreements, in such form and having such terms and provisions as may be approved by the Authorized Officers executing the same, and the authority of such officer so to act to be conclusively evidenced by his execution thereof, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

Schedule 1

Amendment to Credit Agreement

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare or cause to be prepared, execute and deliver, for, in the name of, and on behalf of the Company, an amendment to the Company’s existing senior revolving credit facility to permit the Offering and the granting of the security interest on the Notes; with such amendment to be in such form as may be approved by the Authorized Officer executing the same, which approval shall be conclusively evidenced by such Authorized Officer’s execution of such agreement, and each Authorized Officer is hereby authorized and empowered to perform the actions and transactions contemplated thereby for, in the name of and on behalf of the Company, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

W&T Amendments

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare or cause to be prepared, execute and deliver, for, in the name of, and on behalf of the Company, amendments to those certain agreements previously entered into with W&T Offshore, Inc. (“W&T”) in connection with the Company’s acquisition of certain properties (the “W&T Properties”) from W&T to permit the Company’s granting of liens in favor of the Collateral Agent for the benefit of holders of the Notes on those W&T Properties currently encumbered by liens in favor of W&T; with such amendments to be in such form as may be approved by the Authorized Officer executing the same, which approval shall be conclusively evidenced by such Authorized Officer’s execution of such agreement, and each Authorized Officer is hereby authorized and empowered to perform the actions and transactions contemplated thereby for, in the name of and on behalf of the Company, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

Registration Rights Agreement

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed on behalf of the Company to enter into negotiations with the Purchasers concerning an agreement (the “Registration Rights Agreement”) providing for the registration, on an appropriate form under the Securities Act, of a proposed offer (the “Exchange Offer”) to holders of securities evidencing the Notes to issue and deliver to such holders, in exchange for such securities, a like aggregate principal amount of exchange notes (the “Exchange Notes”); and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to execute and deliver on behalf of the Company the Registration Rights Agreement, in such form as may be approved by the Authorized Officers executing the same, and the authority of such officer so to act to be conclusively evidenced by his execution thereof, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

Schedule 1

Registration Statement on Form S-4 and Form S-1

FURTHER RESOLVED, that subject to the execution and delivery of the Registration Rights Agreement and if such a registration is required pursuant to the provisions thereof, the Authorized Officers be, and each of them hereby is, authorized, for and in the name of the Company, to assist in the preparation and execution of (a) a registration statement on Form S-4 (the “Exchange Offer Registration Statement”) under the Securities Act relating to the Exchange Offer pursuant to which holders of the Notes may exchange their Notes for Exchange Notes or, if necessary, (b) a shelf registration statement on Form S-1 (the “Notes Shelf Registration Statement” and, each of the Exchange Offer Registration Statement and Notes Shelf Registration Statement, a “Notes Registration Statement”) under the Securities Act covering the resale of the Notes by the holders thereof, in each case for the purpose of registering the Securities, under the Securities Act and to do any other act or thing that may be necessary or desirable to carry out the Notes Registration Statement, and the authority of such Authorized Officers so to act to be conclusively evidenced by their execution thereof, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized on behalf of the Company to assist in the preparation (or cause to be prepared), execution and filing, of such amendments (including post-effective amendments), supplements and exhibits to the Notes Registration Statement and to any prospectus constituting a part thereof, and such other papers or documents, as they may deem advisable, and to do any and all acts and things as they may deem necessary or appropriate in order that the Notes Registration Statement may become and continue to be effective in compliance with and pursuant to the Securities Act and the rules and regulations thereunder; and the authority of such Authorized Officers so to act to be conclusively evidenced by their execution thereof; and

FURTHER RESOLVED, that (a) the Exchange Offer Registration Statement contain a prospectus setting forth the terms of the Exchange Offer and the distribution of the securities covered thereby, (b) the Notes Shelf Registration Statement contain a prospectus setting forth information regarding the persons selling thereunder and the distribution of the securities covered thereby, and (c) the Notes Registration Statement also contain information about the Issuer substantially in the form of the Offering Memorandum, with such changes as the Authorized Officers executing the Notes Registration Statement deem necessary or desirable, the execution by such Authorized Officers or Authorized Officer to be conclusive evidence that such changes are necessary or desirable, and the Authorized Officers are hereby severally authorized to assist in the preparation and execution of any amendment to the Notes Registration Statement, to procure all necessary signatures thereon, and to file each such registration statement and any amendment when so executed (together with appropriate exhibits thereto) with the Securities and Exchange Commission; and

Depository Trust Company

FURTHER RESOLVED, that, in order to facilitate the resale of the Notes, the Authorized Officers be, and each of them hereby is, authorized and directed, in the name of and on behalf of the Company to execute and deliver all such agreements and documents and to take

Schedule 1

any and all actions necessary or advisable to deposit the Notes with the Depository Trust Company (“DTC”), including, without limitation, the preparation, execution and delivery of global certificates representing the Notes and registering such certificates with DTC in accordance with its rules and regulations; and

Payment of Expenses and Fees

FURTHER RESOLVED, that the Authorized Officers are authorized and empowered, on behalf of the Company and in its name, to pay any and all expenses and fees arising in connection with the Offering and related transactions or otherwise in connection with matters encompassed by the foregoing resolutions including, but not limited to, registration fees and the fees and expenses of counsel and other advisors to the Company; and

General Authorization

General Authorization

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to take any and all further actions to further the purpose and intent of the transactions contemplated in these resolutions and any resolutions of the Pricing Committee to the extent such Authorized Officers deem such actions necessary and advisable to issue and sell the Notes, including the execution, in the name and on behalf of the Company or in such Authorized Officer’s representative capacity, of such agreements, certificates and other instruments to further such purposes in such forms as may be approved by the Authorized Officers executing the same, and the authority of such officer so to act to be conclusively evidenced by his execution thereof, and that any action heretofore taken in connection therewith is hereby approved, adopted, ratified and confirmed.

Schedule 1

Schedule 2

Recordation Schedule

BLACK ELK/W&T RECORDING INFORMATION – Texas

Date Filed	Document	County	Recording Information

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Brazoria	Doc. No. 2009048952

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Chambers	2009 49332 BK OR Vol. 1151, Pg. 606

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Galveston	Doc No: 2009060704

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Jefferson	Doc No. 2009041728

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Matagorda	Doc No. 096602

Mortgage filed at the MMS (BOEM) in the following lease files	OCS-G 23180 OCS-G 14878 OCS-G 26558 OCS-G 2750 OCS-G 2434 OCS-G 2754 OCS-G 2757 OCS-G 3241 OCS-G 14193 OCS-G 02388 OCS-G 2391 OCS-G 2393 OCS-G 26554 OCS-G 2721 OCS-G 2722

Schedule 2

Mortgage filed with the TX General Land Office	TX State Lease 69136 TX State Lease 69137

BLACK ELK/W&T RECORDING INFORMATION - LOUISIANA

Date	Type document	Parish	Recording Information

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement between BEEOO and W&T	Cameron	File No: 317090

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	Iberia	File No: 2009-00012934	Book 1347 Page 691

11/4/2009	Mortgage, Deed of Trust, Collateral Assignment and Security Agreement from BEEOO to W&T	Jefferson	Instrument No: 10947138	Book 4427 Folio 615

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO TO W&T	Lafourche	Instrument No: 1081122	Book 1406 Page 237

11/4/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	Plaquemines	File No: 2009-00004738	Book 1214 Page 205

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	St. Bernard	File No: 537047	Book 1577 Page 289

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	St. Mary	File No: 296820	Book 1222 Page 448

Schedule 2

Date	Type document	Parish	Recording Information

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	Terrebonne	File No: 1334787	Book 2226 Page 723

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement between BEEOO and W&T	Vermilion	File No: 20911269

Mortgage filed at the MMS (BOEM) in the following lease files

OCS-G 15156

OCS-G 15158

OCS-G 0479

OCS-G 15241

OCS-G 3811

OCS-G 15242

OCS-G 0438

OCS-G 18184

OCS-G 18585

OCS-G 18586

OCS-G 18587

OCS-G 18584

OCS-G 16461

OCS-G 25033

OCS-G 18192

OCS-G 12886

OCS-G 16320

OCS-G 1216

OCS-G 14456

OCS-G 5687

OCS-G 7799

OCS-G 00072

OCS-G 00073

OCS-G 1568

OCS-G 1569

OCS-G 1261

OCS-G 1269

OCS-G 21683

OCS-G 4421

OCS-G 0487

OCS-G 0495

OCS-G 5438

OCS-G 2572

Schedule 2

Date	Type document	Parish	Recording Information
OCS-G 14427 OCS-G 13560 OCS-G 5286 OCS-G 21553 OCS-G 1874 OCS-G 1989 OCS-G 2136 OCS-G 4895 OCS-G 2934 OCS-G 4243

Schedule 2

Exhibit A

Part 1

Non-Operated Mineral Properties

EUGENE ISLAND 53

That certain Oil and Gas Lease No. OCS- 0479, dated effective December 1, 1954, from the United States of America, as Lessor, to Union Producing Company, as Lessee, covering all of Block 53, Eugene Island Area, as shown on Official leasing map, La. Map No. 4 Outer Continental Shelf Leasing Map (Louisiana offshore operations), containing approximately 5,000 acres, more or less

EUGENE ISLAND 107

That certain Oil and Gas Lease No. OCS-G 15241, dated effective September 1, 1995, by and between the United States of America, as Lessor, and Norcen Explorer, Inc., Global Natural Resources Corporation of Nevada and DALEN Resources Oil & Gas Co., as Lessee, covering all of Block 107, Eugene Island Area, OCS Leasing Map, Louisiana Map No. 4, containing approximately 5,000 acres, more or less.

EUGENE ISLAND 108

That certain Oil and Gas Lease No. OCS-G 3811, dated effective June 1, 1978, from the United States of America, as Lessor, to Texasgulf Inc., Northern Natural Gas Company, Case Pomeroy Oil Corporation and Felmont Oil Corporation, as Lessee, covering all of Block 108, Eugene Island Area, as shown on OCS Official Leasing Map, Louisiana Map No. 4, containing approximately 5,000 acres, more or less

EUGENE ISLAND 118

That certain Oil and Gas Lease No. OCS-G 15242, dated effective July 1, 1995, by and between the United States of America, as Lessor, and Norcen Explorer, Inc., Global Natural Resources Corporation of Nevada and DALEN Resources Oil & Gas Co., as Lessee, covering all of Block 118, Eugene Island Area, OCS Leasing Map, Louisiana Map No. 4, insofar and only insofar as it pertains to the N/2 N/2 NW/4 of Eugene Island 118.

EUGENE ISLAND 175

That certain Oil and Gas Lease No. OCS- 0438, dated effective December 1, 1954, from the United States of America, as Lessor, to Sinclair Oil & Gas Co., Peoples Production Co., The Standard Oil Co. (Ohio), El Paso Natural Gas Co. and Texas and Western Natural Gas Co., as Lessee, covering all of Block 175, Eugene Island Area, as shown on Official leasing map, La. Map No. 4 Outer Continental Shelf Leasing Map (Louisiana offshore operations), containing approximately 5,000 acres, more or less

Exhibit A

EWING BANK 966

That certain Oil and Gas Lease No. OCS-G 18184 effective July 1, 1997, from the United States of America, as Lessor and Mariner Energy, Inc., as Lessee, covering all of Block 966, Ewing Bank Area, as shown on OCS Official Protraction Diagram, NH 15-12, containing approximately 5,760 acres, more or less.

GRAND ISLE 45

That certain Oil and Gas Lease No. OCS-G 16461, dated effective June 1, 1996, from the United States of America, as Lessor, to Petsec Energy Inc., as Lessee, covering all of Block 45, Grand Isle Area, OCS Leasing Map, Louisiana Map No. 7, containing approximately 5,000 acres, more or less.

HIGH ISLAND A-365

That certain Oil and Gas Lease No. OCS-G 2750, dated effective July 1, 1974, from the United States of America, as Lessor, to Sun Oil Company (Delaware), as Lessee, covering all of Block A-365, High Island Area, East Addition, South Extension, OCS Official Leasing Map, Texas Map No. 7C, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-376

That certain Oil and Gas Lease No. OCS-G 2754, dated effective July 1, 1974, from the United States of America, as Lessor, to Texaco, Inc. and Columbia Gas Development Corporation, as Lessees, covering all of Block A-376, High Island Area, East Addition, South Extension, OCS Official Leasing Map, Texas Map No. 7C, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-382

That certain Oil and Gas Lease No. OCS-G 2757, dated effective July 1, 1974, from the United States of America, as Lessor, to Mobil Oil Corporation, Union Oil Company of California, Amoco Production Company, Texas Gas Exploration Corporation and The Northwestern Mutual Life Insurance Company, as Lessee, covering all of Block A-382, High Island Area, East Addition, South Extension, OCS Official Leasing Map, Texas Map No. 7C, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-560

That certain Oil and Gas Lease No. OCS-G 14193, dated effective November 1, 1993, from the United States of America, as Lessor, to General Atlantic Gulf Coast, Inc., as Lessee, covering all of Block A-560, High Island Area, South Addition, OCS Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

Exhibit A

HIGH ISLAND A-563

That certain Oil and Gas Lease No. OCS-G 02388, dated effective August 1, 1973, from the United States of America, as Lessor, to Pennzoil Louisiana and Texas Offshore, Inc., Pennzoil Offshore Gas Operators, Inc., Mesa Petroleum Co., Canadian Occidental of California, Inc., Texas Production Company, Skelly Oil Company, and Quintana Offshore, Inc., as Lessee, and covering all of Block A-563, High Island Area, South Addition, OCS Leasing Map, Texas Map No. 7B, containing 5,760.00 acres, more or less.

HIGH ISLAND A 573

That certain Oil and Gas Lease No. OCS-G 2393, dated effective August 1, 1973, from the United States of America, as Lessor, to Mobil Oil Corporation, Union Oil Company of California, Amoco Production Company, The Northwestern Mutual Life Insurance Company and Texas Gas Transmission Corporation, as Lessee, covering all of Block A 573, High Island Area, South Addition. Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-595

That certain Oil and Gas Lease No. OCS-G 2721, dated effective July 1, 1974, from the United States of America, as Lessor, to Mobil Oil Corporation, Union Oil Company of California, Amoco Production Company, Texas Gas Exploration Corporation and The Northwestern Mutual Life Insurance Company, as Lessee, covering all of Block A-595, High Island Area, South Addition, OCS Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-596

That certain Oil and Gas Lease No. OCS-G 2722, dated effective July 1, 1974, from the United States of America, as Lessor, to Mobil Oil Corporation, Union Oil Company of California, Amoco Production Company, Texas Gas Exploration Corporation and The Northwestern Mutual Life Insurance Company, as Lessee, covering all of Block A-596, High Island Area, South Addition, OCS Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

MAIN PASS 185

That certain Oil and Gas Lease No. OCS-G 25033, dated effective May 1, 2003, from the United States of America, as Lessor, to W & T Offshore, Inc., as Lessee, covering all of Block 185, Main Pass Area, South and East Addition, OCS Leasing Map No. 10A, containing approximately 4,994.55 acres, more or less

MATAGORDA ISLAND 520L

That certain Oil and Gas Lease dated October 2, 1973 granted by the State of Texas, General Land Office, as Lessor, to Corpus Christi Leaseholds, Inc., as Lessee, being designated as State

Exhibit A

Lease No. 69136, covering Tract 520-L, NE/4, Gulf of Mexico, Matagorda County, as shown on the official map of the Gulf of Mexico now on file in the General Land Office, containing 1440 acres, more or less, recorded in Book 529, Page 865 in the Official Records of Matagorda County, Texas.

MATAGORDA ISLAND 520L

That certain Oil and Gas Lease dated October 2, 1973 granted by the State of Texas, General Land Office, as Lessor, to Corpus Christi Leaseholds, Inc., as Lessee, being designated as State Lease No. 69137, covering Tract 520-L, NW/4, Gulf of Mexico, Matagorda County, as shown on the official map of the Gulf of Mexico now on file in the General Land Office, containing 1440 acres, more or less, recorded in Book 529, Page 889 in the Official Records of Matagorda County, Texas.

MISSISSIPPI CANYON 110

That certain Oil and Gas Lease No. OCS-G 18192 effective August 1, 1997, from the United States of America, as Lessor to Shell Offshore Inc., as Lessee, covering all of Block 110, Mississippi Canyon Area, OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760 acres, more or less.

SOUTH MARSH ISLAND 17

That certain Oil and Gas Lease No. OCS-G 12886 effective May 1, 1991, by and between the United States of America, as Lessor to Agip Petroleum Co. Inc., as Lessee, covering all of Block 17, South Marsh Island Area, OCS Leasing Map, Louisiana Map No. 3A, covering 5,000 acres, more or less.

SOUTH MARSH ISLAND 39

That certain Oil and Gas Lease No. OCS-G 16320, dated effective July 1, 1996, from the United States of America, as Lessor, to Equitable Resources Energy Company and Chieftain International (U.S.) Inc., as Lessee, covering all of Block 39, South Marsh Island Area, OCS Leasing Map, Louisiana Map No. 3A, containing approximately 5,000 acres, more or less.

SOUTH MARSH ISLAND 142

That certain Oil and Gas Lease No. OCS-G 1216 effective June 1, 1962, by and between the United States of America, as Lessor, and Forest Oil Corporation, as Lessee, covering all of Block 142, South Marsh Island Area, South Addition, as shown on official leasing map La. No. 3C, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 2,760.91 acres, more or less.

SOUTH MARSH ISLAND 280

That certain Oil and Gas Lease No. OCS-G 14456 effective June 1, 1994, by and between the United States of America, as Lessor, and Norcen Explorer, Inc., as Lessee, covering all of Block 280, South Marsh Island Area, North Addition, OCS Leasing Map, Louisiana Map No. 3D, containing approximately 5,000 acres, more or less.

Exhibit A

SOUTH MARSH ISLAND 281

Contractual Interest within the W/2W/2 of Block 281, South Marsh Island Area, from the surface down to a True Vertical Depth of 15,000', being a portion of the "Pooled Area" as described in that certain Joint Development Agreement dated 6/15/01 between RME Petroleum Company and W&T Offshore, Inc., as SM 280 owners, and RME Petroleum Company; Texaco Exploration and Production, Inc.; The George R. Brown Partnership; Hunt Oil Company; Hunt Petroleum Corporation; FCH Operating Company; Lamar Hunt Trust Estate; RSE II LLC, as SM 281 owners

SOUTH PASS 87

That certain Oil and Gas Lease No. OCS-G 7799, dated effective September 1, 1985, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and OKC Limited Partnership, as Lessee, covering all of Block 87, South Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 9A, containing approximately 3,540.45 acres, more or less.

SOUTH PELTO 12

That certain Oil and Gas Lease No. OCS 00072 (formerly State of LA Lease No. 792), dated effective September 12, 1946, from the State of Louisiana, as Lessor, to Magnolia Petroleum Company, as Lessee, covering the W/2 of Block 12, South Pelto Area, as shown on OCS Official Leasing Map, Louisiana Map No. 6B, containing approximately 2,500 acres, more or less.

SOUTH PELTO 19

That certain Oil and Gas Lease No. OCS 00073 (formerly State of LA Lease No. 793), dated effective September 12, 1946, from the State of Louisiana, as Lessor, to Magnolia Petroleum Company, as Lessee, covering the W/2 of Block 19, South Pelto Area, as shown on OCS Official Leasing Map, Louisiana Map No. 6B, containing approximately 2,500 acres, more or less.

VERMILION 78

That certain Oil and Gas Lease No. OCS – G 4421, dated effective November 1, 1980, from the United States of America, as Lessor, to CNG Producing Company, Anadarko Production Company and Hunt Oil Company, as Lessee, covering all of Block 78, Vermilion Area, OCS Leasing Map, Louisiana Map No. 3, containing approximately 5,000 acres, more or less.

VERMILION 314

That certain Oil and Gas Lease No. OCS – G 5438, dated effective July 1, 1983, from the United States of America, as Lessor, to Amoco Production Company, as Lessee, covering all of Block 314, Vermilion Area, South Addition, OCS Leasing Map, Louisiana Map No. 3B, containing approximately 5,000 acres, more or less.

Exhibit A

VERMILION 331

That certain Oil and Gas Lease No. OCS – G 2572, dated effective May 1, 1974, from the United States of America, as Lessor, to Signal Oil & Gas Company, The Louisiana Land and Exploration Company, Louisiana Land Offshore Exploration Company, Inc., Amerada Hess Corporation and Marathon Oil Company, as Lessee, covering all of Block 331, Vermilion Area, South Addition, Official Leasing Map, Louisiana Map No. 3B, containing approximately 5,000 acres, more or less.

VERMILION 375

That certain Oil and Gas Lease No. OCS – G 14427, dated effective May 1, 1994, from the United States of America, as Lessor, to Phillips Petroleum Company and Anadarko Petroleum Corporation, as Lessee, covering all of Block 375, Vermilion Area, South Addition, OCS Leasing Map, Louisiana Map No. 3B, containing approximately 5,000 acres, more or less.

WEST DELTA 79

That certain Oil and Gas Lease No. OCS – G 1874, dated effective December 1, 1968, from the United States of America, as Lessor, to The Signal Companies, Inc., The Louisiana Land and Exploration Company, Marathon Oil Company and Amerada Petroleum Corporation, as Lessee, covering Block 79, S1/2; Block 80, W1/2SW1/4; SW1/4NW1/4, West Delta Area, Official Leasing Map, Louisiana Map No. 8, containing approximately 3,437.5 acres, more or less.

WEST DELTA 80

That certain Oil and Gas Lease No. OCS – G 1989, dated effective August 1, 1970, from the United States of America, as Lessor, to Signal Oil & Gas Company, The Louisiana Land and Exploration Company, Marathon Oil Company and Amerada Hess Corporation, as Lessee, covering NE1/4SW1/4; SE1/4NW1/4; S1/2NE1/4; N1/2SE1/4 Block 80 West Delta Area, Official Leasing Map, Louisiana Leasing Map No. 8, containing approximately 1,875 acres, more or less.

WEST DELTA 80

That certain Oil and Gas Lease No. OCS – G 2136, dated effective January 1, 1972, from the United States of America, as Lessor, to Signal Oil & Gas Company, The Louisiana Land and Exploration Company, Amerada Hess Corporation and Marathon Oil Company, as Lessee, covering NE1/4NW1/4; N1/2NE1/4 Block 80 West Delta Area as shown on official leasing map, Louisiana Map No. 8, containing approximately 937.50 acres, more or less.

Exhibit A

WEST DELTA 85

That certain Oil and Gas Lease No. OCS – G 4895, dated effective December 1, 1981, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and Aminoil USA, Inc., as Lessee, covering that portion of Block 85, West Delta Area, Louisiana Map No. 8, which is more than three geographical miles seaward from the line described in the supplemental decree of the U.S. Supreme Court, June 16, 1975 (United States vs. Louisiana, 422 U.S. 13) containing approximately 2,629.90 acres, more or less.

WEST DELTA 86

That certain Oil and Gas Lease No. OCS – G 2934, dated effective December 1, 1974, from the United States of America, as Lessor, to Marathon Oil Company, The Louisiana Land and Exploration Company, Amerada Hess Corporation and Burmah Oil and Gas Company, as Lessee, covering N1/2 Block 86 West Delta Area OCS Official Leasing Map, Louisiana Map No. 8, containing approximately 2,500 acres, more or less.

WEST DELTA 86

That certain Oil and Gas Lease No. OCS – G 4243, dated effective January 1, 1980, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and Aminoil USA, Inc., as Lessee, covering S1/2 Block 86 West Delta Area as shown on OCS Leasing Map, Louisiana Map No. 8, containing approximately 2,500 acres, more or less.

Exhibit A

Part 2

Operated Mineral Properties

EAST CAMERON 345

That certain Oil and Gas Lease No. OCS-G 15156, dated effective August 1, 1995, from the United States of America, as Lessor, to Cairn Energy USA, Inc., as Lessee, covering all of Block 345, East Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 2A, containing approximately 2,500 acres, more or less

EAST CAMERON 360

That certain Oil and Gas Lease No. OCS-G 15158, dated effective September 1, 1995, from the United States of America, as Lessor, to British-Borneo Exploration, Inc. and Ranger Oil Company, as Lessee, covering all of Block 360, East Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 2A, containing approximately 2,500 acres, more or less

GALVESTON 352

That certain Oil and Gas Lease No. OCS-G 23180, dated effective October 1, 2001, from the United States of America, as Lessor, to Westport Resources Corporation, as Lessee, covering all of Block 352, Galveston Area, OCS Leasing Map, Texas Map No. 6, containing approximately 5,760 acres, more or less.

HIGH ISLAND A 370

That certain Oil and Gas Lease No. OCS-G 2434, dated effective August 1, 1973, from the United States of America, as Lessor, to Sun Oil Company (Delaware), as Lessee, covering all of Block A-370, High Island Area, East Addition, South Extension, Official Leasing Map, Texas Map No. 7C, containing 2,904 acres, more or less.

HIGH ISLAND A-443

That certain Oil and Gas Lease No. OCS-G 3241, dated effective September 1, 1975, from the United States of America, as Lessor, to Mobil Oil Corporation, Diamond Shamrock Corporation and Union Oil Company of California, as Lessee, covering all of Block A-443, High Island Area, South Addition, as shown on OCS Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-571

That certain Oil and Gas Lease No. OCS-G 2391, dated effective August 1, 1973 from the United States of America, as Lessor, to Texas Pacific Oil Company, Inc., El Paso Natural Gas Company, and CNG Producing Company, as Lessee, covering all of Block 571-A, High Island Area, South Addition, Texas Map No. 7B, Outer Continental Shelf Leasing Map, containing approximately 5,760 acres, more or less.

Exhibit A

HIGH ISLAND A 574

That certain Oil and Gas Lease No. OCS-G 26554, dated effective December 1, 2004, from the United States of America, as Lessor, to W & T Offshore, Inc., as Lessee, covering all of Block A 574, High Island Area, South Addition, OCS easing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

SOUTH PASS 86

That certain Oil and Gas Lease No. OCS-G 5687, dated effective July 1, 1983, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and OKC Limited Partnership, as Lessee, covering all of Block 86, South Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 9A, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 184

That certain Oil and Gas Lease No. OCS-G 1568 dated effective July 1, 1967 from the United States of America, as Lessor, to Cities Service Oil Company, Atlantic Richfield Company and Continental Oil Company, as Lessee, covering all of Block 184, South Timbalier Area, Official Leasing Map La. Map No. 6, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 185

That certain Oil and Gas Lease No. OCS-G 1569 dated effective July 1, 1967 from the United States of America, as Lessor, to Sinclair Oil & Gas Company and Skelly Oil Company, as Lessee, covering all of Block 185, South Timbalier Area, Official Leasing Map La. Map No. 6, containing approximately 5,000 acres, more or less

SOUTH TIMBALIER 190

That certain Oil and Gas Lease No. OCS-G 1261, dated effective June 1, 1962 from the United States of America, as Lessor, to California Oil Company, as Lessee, covering all of Block 190, South Timbalier Area, Official Leasing Map La Map No. 6, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 203

That certain Oil and Gas Lease No. OCS-G 1269, dated effective June 1, 1962 from the United States of America, as Lessor, to California Oil Company, as Lessee, covering all of Block 203, South Timbalier Area, Official Leasing Map La Map No. 6, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

Exhibit A

SOUTH TIMBALIER 299

That certain Oil and Gas Lease No. OCS-G 21683, dated effective July 1, 2000 from the United States of America, as Lessor, to EEX Corporation, as Lessee, covering all of Block 299, South Timbalier Area, South Addition, OCS Leasing Map, Louisiana Map No. 6A, containing approximately 4,503.30 acres, more or less.

VERMILION 119

That certain Oil and Gas Lease No. OCS- 0487, dated effective February 1, 1955, from the United States of America, as Lessor, to Continental Oil Co., The Atlantic Refining Co., Tide Water Associated Oil Co. and Cities Production Corporation, as Lessee, covering all of Block 119, Vermilion Area, Official Leasing Map, La. Map No. 3, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

VERMILION 124

That certain Oil and Gas Lease No. OCS- 0495, dated effective February 1, 1955, from the United States of America, as Lessor, to Continental Oil Co., The Atlantic Refining Co., Tide Water Associated Oil Co. and Cities Production Corporation, as Lessee, covering all of Block 124, Vermilion Area, Official Leasing Map, La. Map No. 3, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

WEST CAMERON 142

That certain Oil and Gas Lease No. OCS – G 13560, dated effective July 1, 1992, from the United States of America, as Lessor, to Diamond Shamrock Offshore Partners Limited Partnership, as Lessee, covering all of Block 142, West Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 1, containing approximately 5,000 acres, more or less.

WEST CAMERON 178

That certain Oil and Gas Lease No. OCS-G 5286, dated effective July 1, 1983, from the United States of America, as Lessor, to Exxon Corporation and Sohio Petroleum Company, as Lessees, covering all of Block 178, West Cameron Area, OCS Leasing Map, Louisiana Map No. 1, containing approximately 5,000 acres, more or less.

WEST CAMERON 370

That certain Oil and Gas Lease No. OCS – G 21553, dated effective June 1, 2000, from the United States of America, as Lessor, to Chieftain International (U.S.) Inc. and Westport Oil and Gas Company, Inc., as Lessee, covering all of Block 370, West Cameron Area, West Addition, OCS Leasing Map, Louisiana Map No. 1A, containing approximately 5,000 acres, more or less.

Exhibit A

Part 3

Terminated Mineral Properties

GRAND ISLE 2

That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated May 11, 2005 granted by the State of Louisiana, as Lessor, to Newfield Exploration Company, as Lessee, being designated as State Lease No. 18585, Grand Isle Block 2, covering a Portion of Tract 37380, located in Plaquemines Parish and recorded as File No. 2005-00003911 in Book 1097, Page 53 in the Conveyance records of Plaquemines Parish, Louisiana.

GRAND ISLE 2

That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated May 11, 2005 granted by the State of Louisiana, as Lessor, to Newfield Exploration Company, as Lessee, being designated as State Lease No. 18586, Grand Isle Block 2, covering a Portion of Tract 37382, located in Plaquemines Parish and recorded as File No. 2005-00003912 in Book 1097, Page 66 in the Conveyance records of Plaquemines Parish, Louisiana.

GRAND ISLE 3

That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated May 11, 2005 granted by the State of Louisiana, as Lessor, to Newfield Exploration Company, as Lessee, being designated as State Lease No. 18587, Grand Isle Block 3, covering a Portion of Tract 37383, located in Plaquemines Parish and recorded as File No. 2005-00003914 in Book 1097, Page 92 in the Conveyance records of Plaquemines Parish, Louisiana.

GRAND ISLE 3

That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated May 11, 2005 granted by the State of Louisiana, as Lessor, to Newfield Exploration Company, as Lessee, being designated as State Lease No. 18584, Grand Isle Block 3, covering a Portion of Tract 37379, located in Plaquemines Parish and recorded as File No. 2005-00003913 in Book 1097, Page 79 in the Conveyance records of Plaquemines Parish, Louisiana.

HIGH ISLAND 38

That certain Oil and Gas Lease No. OCS-G 14878, dated effective December 1, 1994 from the United States of America, as Lessor, to The Louisiana Land and Exploration Company and Nippon Oil Exploration U.S.A. Limited, as Lessee, covering all of Block 38, High Island Area, East Addition, OCS Leasing Map, Texas Map No. 7A, containing approximately 5,760 acres, more or less.

Exhibit A

HIGH ISLAND A 284

That certain Oil and Gas Lease No. OCS-G 26558, dated effective November 1, 2004, from the United States of America, as Lessor, to W & T Offshore, Inc., as Lessee, covering all of Block A 284, High Island Area, East Addition, South Extension, OCS Leasing Map, Texas Map No. 7C, containing approximately 5,760 acres, more or less.

Exhibit A